UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2014 (June 20, 2014)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

53 West 23rd Street
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2014, Tremor Video, Inc., or the Company, appointed Paul Caine to its Board of Directors, or the Board, effective immediately, as a Class I director.  Upon his appointment, Mr. Caine joined the Audit Committee of the Board replacing Warren Lee who resigned from the Audit Committee upon Mr. Caine’s appointment.

Mr. Caine, age 50, has served as the Global Chief Revenue Officer for Bloomberg Media since June 2, 2014.  From April 2013 to January 2014 he served as Chief Executive Officer and a member of the board of directors of WestwoodOne, Inc., the largest independent national audio media company in the U.S.  From 1989 to 2013, Mr. Caine served in various capacities at Time Inc., including Executive Vice President, Chief Revenue Officer and Group President from January 2011 until April 2013, Executive Vice President, President and Group Publisher, Style & Entertainment Group from January 2010 to January 2011, and President, Style & Entertainment Group from January 2008 to January 2010.  From 2007 to 2011, Mr. Caine served on the board of directors of Nexcen Brands, Inc., a strategic brand management company with a focus on retail franchising, where he served as a member of the audit and governance committees.  Mr. Caine received a B.A. in Telecommunications with a minor in Business from Indiana University.

In connection with the appointment of Mr. Caine as an independent director, Mr. Caine was granted restricted stock units representing 59,911 shares of the Company’s common stock under the terms and conditions of the Company’s 2013 Equity Incentive Plan.  16,339 of these restricted stock units will vest in full on the date of the Company’s 2015 annual meeting of stockholders provided Mr. Caine continues to serve on the Board as of such date, and 43,572 of these restricted stock units will vest in full on the first anniversary of the date of grant provided Mr. Caine continues to serve on the Board as of such date.  These restricted stock units were granted pursuant to the Company’s non-employee director compensation policy, which was previously filed with the SEC as Exhibit 10.17 to the Company’s Registration Statement on Form S-1 filed on June 14, 2013.

Mr. Caine will also be entitled to all other applicable cash compensation described in the Company’s non-employee director compensation policy. The Company also intends to enter into its standard form of indemnification agreement with Mr. Caine, the form of which was previously filed with the SEC as Exhibit 10.18 to Company’s Registration Statement on Form S-1 filed on June 14, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: June 23, 2014	By:	/S/ ADAM LICHSTEIN
Adam Lichstein
Senior Vice President, Chief Operating Officer, General Counsel and Secretary

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